March 2022


Decentralized Crypto Financial, Inc. 4795 Meadow Wood Lane,
Suite 200
Chantilly, VA. 20151
*
      Re: Decentralized Crypto Financial, Incorporated Offering* Statement on Form 1-A Ladies and Gentlemen:
      I have acted as counsel to Decentralized Crypto Financial,* Incorporated (the ?Company?), a corporation incorporated under the laws of the State of Delaware, in* connection with the filing of the Offering Statement under Regulation A of the Securities Act of 1933, as amended (the* ?Securities Act?), with the Securities and Exchange Commission (?SEC?) relating to the proposed offering by the Company (the* ?Offering?) of up to 200,000,000 shares (the ?Shares?) of common stock, at $0.0001 par value, of the Company.*

      For purposes of rendering this opinion, I have examined* originals or copies (certified or otherwise identified to my satisfaction) of:*

1. Certificate of Formation of Decentralized Crypto Financial,*
LLC as a Limited Liability Company (?LLC?), filed with the state of Delaware as of July 24, 2020, and further to be filed with the Securities and Exchange Commission;

2. Action of Sole Organizer of Decentralized Crypto Financial,
LLC with the state of Delaware, as of July 28, 2020, further* to be filed with the Securities and Exchange Commission;

3. Certification of Incorporation of Decentralized Crypto* Financial, Inc., filed with the state of Delaware, dated August* 20, 2020, and further to be filed with the Securities and* Exchange Commission;*
*
4. Certificate of Conversion from an LLC to a Corporation* pursuant to Section 265 of Delaware General Corporation Law,* as of August 24, 2020, and further to be filed with the* Securities and Exchange Commission; and

5. Bylaws of the Company in the form to be filed with the Securities and Exchange Commission.

      I have also examined such other certificates of public officials, such certificates of executive officers of the Company and such other records, agreements, documents and instruments as I have deemed relevant and necessary as a basis for the opinion hereafter set forth.

      In such examination, I have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to me as originals, (iv) the conformity to original documents of all documents submitted to me as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to me by the Company on which I have relied are complete in all material respects. As to all questions of fact material to this opinion, I have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

MICHAEL ROSS BLACKBURN, ESQ.
PHONE: +1 412-324-6689


      Based on the foregoing and on such legal considerations as I deem relevant, I am of the opinion that the Shares, when issued and delivered against payment therefor as described in the Offering Circular, will be validly issued, fully paid and non-assessable.

      The foregoing opinion is limited to the Delaware General
Corporation Law, as currently in effect, and I do not express any opinion herein concerning any other law.

      The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where my opinion expressed herein refers to events to occur at a future date, I have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. I do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to my attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

      The opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

      I hereby consent to the use of this letter as an exhibit to the Offering Statement and to any and all references in the offering circular that is a part of the Offering Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.



Very Truly Yours,

Michael R. Blackburn, Esq.

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